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                                                                   Exhibit (23)



                       Consent of Independent Accountants
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 11, 2003 relating to the financial statements, which appears in Pruco Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2002.
PricewaterhouseCoopers LLP
New York, New York
April 23, 2003